Exhibit 99.1

100 Enterprise Dr.

Rockaway, NJ 07866

SUSSEX BANCORP REPORTS STRONG LOAN AND DEPOSIT GROWTH DRIVING EPS RESULTS FOR

THE SECOND QUARTER 2017

ROCKAWAY, NEW JERSEY – July 27, 2017 – Sussex Bancorp (the “Company”) (Nasdaq: SBBX), the holding company for Sussex Bank (the “Bank”), today announced a 8.6% increase in net income to $1.2 million, or $0.25 per basic and diluted common share, for the quarter ended June 30, 2017, as compared to $1.1 million, or $0.24 per basic and diluted share, for the same period last year. During the three months and six months ended June 30, 2017, net income and earnings per share were impacted by costs related to the pending acquisition of Community Bank of Bergen County, NJ (“Community”) and expenses incurred in connection with to a S-3 registration statement (“S-3 registration”) filed in the current quarter with the Securities and Exchange Commission. Diluted earnings per share, excluding expenses net of tax related to the pending acquisition of Community, expenses related to the S-3 registration net of tax, and the weighted average number of shares issued in connection with an offering of the Company’s common stock (the “capital raise”) completed in the current quarter, increased 40.0%, or $0.10, to $0.34 for the quarter ended June 30, 2017. Also, the Company announced a 19.8% increase in net income per diluted common share to $0.67 for the six months ended June 30, 2017 as compared to $0.58 for the same period last year. Diluted earnings per share, excluding expenses net of tax related to the pending acquisition of Community, expenses related to the S-3 registration net of tax and weighted average number of shares issued in the capital raise completed in the current quarter, increased 30.9%, or $0.18, to $0.76 for the six months ended June 30, 2017. The improvement for the second quarter of 2017 as compared to the same period last year was mostly driven by an 18.5% increase in net interest income as a result of strong growth in average loans and deposits, which increased $131.9 million, or 21.7%, and $101.5 million, or 21.2%, respectively. The aforementioned increases in net interest income were partly offset by higher interest expenses resulting mostly from the private placement of $15 million of subordinated notes completed in the fourth quarter of 2016 and growth in interest bearing deposits. Additionally, operating expenses increased due to costs to support the Company’s growth.

“The outstanding organic growth we have demonstrated across all of our principal business lines continues and as such, we produced another quarter of strong financial performance for Sussex Bancorp. On a year to date basis, our commercial loans and total deposits grew at an annualized rate of 23.2% and 15.0%, respectively. Our insurance company also increased its pretax earnings 37.7% when compared to the first six months of last year. As a result, our year to date ROA and ROE, when adjusted for merger and capital raise related costs, was 0.82% and 11.25%, respectively,” said Anthony Labozzetta, President and Chief Executive Officer of Sussex Bank.

Mr. Labozzetta also added, “I am very pleased with the overwhelming confidence and support from our shareholders, which resulted in a successful common stock offering of $30.0 million in gross proceeds. This additional capital will be used to support the continued growth of our business.”

Declaration of Quarterly Dividend

On July 25th, The Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share, which is payable on August 24, 2017 to common shareholders of record as of the close of business on August 10, 2017.

Financial Performance

Net Income. For the quarter ended June 30, 2017, the Company reported net income of $1.2 million, or $0.25 per basic and diluted share, as compared to net income of $1.1 million, or $0.24 per basic and diluted share, for the same period last year. The increase in net income for the quarter ended June 30, 2017 was driven by a $1.1 million, or 18.5%, increase in net interest income resulting from strong loan and deposit growth of 20.6% and 19.4%, respectively, partially offset by a $465 thousand increase in interest expense mostly related to the $15.0 million in a private placement of subordinated notes completed in the fourth quarter of 2016 and an increase in interest expense related to growth in interest bearing deposits. The aforementioned was partly offset by an increase in non-interest expenses of $928 thousand mostly due to costs to support the Company’s growth, expenses related to the pending acquisition of Community and the S-3 registration. Excluding expenses related to the pending acquisition of Community net of tax and expenses related to the S-3 registration net of tax, net income increased $485 thousand, or 43.7% for the quarter ended June 30, 2017.

The Company’s income before income taxes, including Tri-State Insurance Agency, increased $147 thousand, or 8.9%, to $1.8 million for the quarter ended June 30, 2017 as compared to $1.7 million for the same period last year. The Company’s income before income taxes, excluding Tri-State Insurance Agency, increased $71 thousand, or 4.6%.

For the six months ended June 30, 2017, the Company reported net income of $3.2 million, or $0.67 per diluted share, or a 19.8% increase, as compared to net income of $2.7 million, or $0.58 per diluted share, for the same period last year. The increase in net income for the six months ended June 30, 2017 was largely due to an increase in net interest income of $2.2 million, which was partially offset by an increase in non-interest expenses of $1.3 million. The increase in non-interest expenses was largely due to an $806 thousand increase in salaries and employee benefits and expenses related to the pending acquisition of Community of $481 thousand. Excluding expenses net of tax related to the pending acquisition of Community and expenses related to the S-3 registration net of tax, net income increased $922 thousand, or 34.4%, for the six months ended June 30, 2017.

Income before income taxes increased $640 thousand, or 16.0%, to $4.6 million for the six months ended June 30, 2017 as compared to $4.0 million for the same period last year. The Company’s income before income taxes, excluding Tri-State Insurance Agency, increased $579 thousand, or 18.9%.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $1.1 million, or 19.4%, to $7.1 million for the second quarter of 2017, as compared to $5.9 million for the same period in 2016. The increase in net interest income was largely due to a $143.6 million, or 20.1%, increase in average interest earning assets, principally loans receivable, which increased $131.9 million, or 21.7%. The improvement in net interest income was partly offset by a decline in the net interest margin of 2 basis points to 3.29% for the second quarter of 2017, as compared to the same period in 2016. The net interest margin decrease was mostly attributed to higher interest expense related to the private placement of $15.0 million of subordinated notes completed in the fourth quarter of 2016 and an increase in the interest rate paid on money market deposits.

Net interest income on a fully tax equivalent basis increased $2.3 million, or 19.8%, to $14.0 million for the first six months of 2017 as compared to $11.7 million for the same period in 2016. Included in the increase in net interest income was $252 thousand in prepayment penalties on $18.9 million of commercial loans.

Provision for Loan Losses. Provision for loan losses decreased $5 thousand to $380 thousand for the second quarter of 2017, as compared to $385 thousand for the same period in 2016.

Provision for loan losses increased $191 thousand, or 32.0%, to $787 thousand for the first six months of 2017, as compared to $596 thousand for the same period in 2016.

Non-interest Income. Non-interest income decreased $8 thousand, or 0.4%, to $1.8 million for the second quarter of 2017, as compared to the same period last year. The decrease was principally due to a reduction in gain on sales of securities of approximately $135 thousand to a net loss of $30 thousand for the second quarter 2017. The aforementioned was partly offset by growth of $104 thousand in insurance commissions and fees relating to Tri-State Insurance Agency.

The Company’s non-interest income decreased $55 thousand, or 1.3%, to $4.3 million for the first six months of 2017 as compared to the same period last year. The decrease in non-interest income was mostly due to a decrease on realized gains on sales of securities of $195 thousand. The aforementioned was partly offset by growth of $130 thousand in insurance commissions and fees relating to Tri-State Insurance Agency.

Non-interest Expense. The Company’s non-interest expenses increased $928 thousand, or 16.6%, to $6.5 million for the second quarter of 2017, as compared to the same period last year. The increase for the second quarter of 2017, as compared to the same period in 2016, was largely due to increases in salaries and employee benefits of $601 thousand and expenses of $481 thousand related to the pending acquisition of Community and S-3 registration costs in other expenses of $75 thousand.

The Company’s non-interest expenses increased $1.3 million, or 11.6%, to $12.5 million for the first six months of 2017 as compared to the same period last year. The increase for the first six months of 2017, as compared to the same period in 2016, was largely due to increases in salaries and employee benefits of $806 thousand and expenses of $481 thousand related to the pending acquisition of Community and S-3 registration.

The increase in salaries and employee benefits for the second quarter and first six months of 2017 as compared to the same periods in 2016 was largely due to an increase in personnel to support our growth.

Financial Condition

At June 30, 2017, the Company’s total assets were $928.8 million, an increase of $80.1 million, or 9.4%, as compared to total assets of $848.7 million at December 31, 2016. The increase in total assets was largely driven by growth in loans receivable of $77.0 million, or 11.1%.

Total loans receivable, net of unearned income, increased $77.0 million, or 11.1%, to $772.3 million at June 30, 2017, as compared to $695.3 million at December 31, 2016. During the six months ended June 30, 2017, the Company had $102.6 million in commercial loan production, which was partly offset by $18.9 million in commercial loan payoffs.

The Company’s total deposits increased $49.6 million, or 7.5%, to $710.5 million at June 30, 2017, from $660.9 million at December 31, 2016. The growth in deposits was primarily due to an increase in interest bearing deposits of $35.6 million, or 6.7%, at June 30, 2017, as compared to December 31, 2016. Included in the aforementioned deposit total is $85.6 million in deposit balances with a cost of 0.63% attributed to our branch in Oradell, New Jersey, which opened in the beginning of March 2016.

At June 30, 2017, the Company’s total stockholders’ equity was $92.3 million, an increase of $32.2 million when compared to December 31, 2016. The increase was largely due to the capital raise of $28.0 million and net income for the six months ended June 30, 2017. The Company completed the capital raise on June 21, 2017 which was the primary driver in the book value increase of 20.5% from $12.67 to $15.27. At June 30, 2017, the leverage, Tier I risk-based capital, total risk-based capital and common equity Tier I capital ratios for the Bank were 12.64%, 14.59%, 15.51% and 14.59%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Asset and Credit Quality

The ratio of NPAs, which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, to total assets increased to 1.15% at June 30, 2017 from 1.10% at December 31, 2016. NPAs increased $1.3 million, or 13.8%, to $10.6 million at June 30, 2017, as compared to $9.3 million at December 31, 2016. Loans 90 days past due and still accruing totaled $2.2 million at June 30, 2017 as compared to $468 thousand at December 31, 2016. The increase in 90 days past due and still accruing is mostly due to one lending relationship of $1.2 million which the company is working on to resolve. Non-accrual loans decreased $210 thousand, or 3.6%, to $5.6 million at June 30, 2017, as compared to $5.8 million at December 31, 2016. Loans past due 30 to 89 days totaled $521 thousand at June 30, 2017, representing a decrease of $1.3 million, or 71.7%, as compared to $1.8 million at December 31, 2016. The top five non-accrual loan relationships total $3.4 million, which equates to 59.6% of total non-accrual loans and 31.5% of total NPAs at June 30, 2017. The remaining non-accrual loans at June 30, 2017 have an average loan balance of $95 thousand.

The Company continues to actively market its foreclosed real estate properties, which decreased $521 thousand, with one property sold for $615 thousand and $49 thousand in write-downs, which was partly offset by the addition of one new property at $133 thousand, to $1.8 million at June 30, 2017, as compared to $2.4 million at December 31, 2016. At June 30, 2017, the Company’s foreclosed real estate properties had an average carrying value of approximately $264 thousand per property.

The allowance for loan losses increased by $469 thousand, or 7.0%, to $7.2 million, or 0.93% of total loans, at June 30, 2017, compared to $6.7 million, or 0.96% of total loans, at December 31, 2016. The Company recorded $787 thousand in provision for loan losses for the six months ended June 30, 2017 as compared to $596 thousand for the six months ended June 30, 2016. Additionally, the Company recorded net charge-offs of $318 thousand for the six months ended June 30, 2017, as compared to $199 thousand in net charge-offs for the six months ended June 30, 2016. The allowance for loan losses as a percentage of non-accrual loans increased to 127.4% at June 30, 2017 from 114.8% at December 31, 2016.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its regional offices and corporate centers in Wantage and Rockaway, New Jersey, its eleven branch offices located in Andover, Augusta, Franklin, Hackettstown, Newton, Montague, Sparta, Vernon, Oradell and Wantage, New Jersey, and Astoria, New York, and a loan production office in Oradell, New Jersey, and for the Tri-State Insurance Agency, Inc., a full service insurance agency with locations in Augusta and Oradell, New Jersey. In November 2016, SBBX earned the honor of being named one of the 50 Fastest Growing Companies in New Jersey by NJBIZ Magazine and was the highest ranked bank on the list. Anthony Labozzetta, President and Chief Executive Officer of SBBX, was named American Banker’s Community Banker of the Year in 2016 and in February 2017, was recognized by Forbes magazine as one of America’s Business Leaders in Banking. For additional information, please visit the Company’s website at www.sussexbank.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project” or similar words. Such statements are based on the Company’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business, risks associated with the quality of the Company’s assets, the ability of its borrowers to comply with repayment terms, failure to complete the proposed acquisition of Communiy, the imposition of adverse regulatory conditions in connection with regulatory approval of the proposed acquisition of Communiy, disruption to the parties’ businesses as a result of the announcement and pendency of the acquisition of Community, the inability to realize expected cost savings or to implement integration plans and other adverse consquences associated with the acquisition of Community. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

Contacts:    Anthony Labozzetta, President/CEO

Steven Fusco, SEVP/CFO

844-256-7328

SUSSEX BANCORP

SUMMARY FINANCIAL HIGHLIGHTS

(In Thousands, Except Percentages and Per Share Data)

(Unaudited)

				6/30/2017 VS.
	6/30/2017	12/31/2016	6/30/2016	6/30/2016	12/31/2016
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$106,721	$100,229	$100,457	6.2%	6.5%
Total loans	772,279	695,257	640,187	20.6%	11.1%
Allowance for loan losses	(7,165)	(6,696)	(5,988)	19.7%	7.0%
Total assets	928,827	848,728	789,812	17.6%	9.4%
Total deposits	710,487	660,921	594,824	19.4%	7.5%
Total borrowings and junior subordinated debt	121,993	123,645	131,762	(7.4)%	(1.3)%
Total shareholders’ equity	92,267	60,072	56,886	62.2%	53.6%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$7,056	$6,704	$5,911	19.4%	5.3%
Provision for loan losses	380	237	385	(1.3)%	60.3%
Total other income	1,818	1,705	1,826	(0.4)%	6.6%
Total other expenses	6,526	5,726	5,598	16.6%	14.0%
Income before provision for income taxes (tax equivalent)	1,968	2,446	1,754	12.2%	(19.5)%
Provision for income taxes	603	806	551	9.4%	(25.2)%
Taxable equivalent adjustment (a)	161	117	94	71.3%	37.6%

Net income	$1,204	$1,523	$1,109	8.6%	(20.9)%

Net income per common share - Basic	$0.25	$0.33	$0.24	4.2%	(24.2)%
Net income per common share - Diluted	$0.25	$0.32	$0.24	4.2%	(21.9)%

Return on average assets	0.54%	0.74%	0.59%	(9.4)%	(27.0)%
Return on average equity	7.23%	10.14%	7.85%	(7.9)%	(28.7)%
Efficiency ratio (b)	74.90%	69.05%	73.24%	2.3%	8.5%
Net interest margin (tax equivalent)	3.29%	3.35%	3.31%	(0.6)%	(1.8)%
Avg. interest earning assets/Avg. interest bearing liabilities	1.25	1.25	1.25	0.1%	(0.1)%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$13,962		$11,656	19.8%
Provision for loan losses	787		596	32.0%
Total other income	4,295		4,350	(1.3)%
Total other expenses	12,503		11,208	11.6%
Income before provision for income taxes (tax equivalent)	4,967		4,202	18.2%
Provision for income taxes	1,434		1,326	8.1%
Taxable equivalent adjustment (a)	318		193	64.8%

Net income	$3,215		$2,683	19.8%

Net income per common share - Basic	$0.68		$0.59	15.3%
Net income per common share - Diluted	$0.67		$0.58	15.5%

Return on average assets	0.73%		0.74%	(1.0)%
Return on average equity	10.03%		9.60%	4.5%
Efficiency ratio (b)	69.70%		70.88%	(1.7)%
Net interest margin (tax equivalent)	3.34%		3.39%	(1.5)%
Avg. interest earning assets/Avg. interest bearing liabilities	1.24		1.24	0.2%

SHARE INFORMATION:
Book value per common share	$15.27	$12.67	$12.15	25.7%	20.5%
Tangible book value per common share	14.81	12.08	11.55	28.2%	22.6%
Outstanding shares- period ending	6,041,002	4,741,068	4,680,697	29.1%	27.4%
Average diluted shares outstanding (year to date)	4,794,669	4,651,108	4,610,176	4.0%	3.1%

CAPITAL RATIOS:
Total equity to total assets	9.93%	7.08%	7.20%	37.9%	40.3%
Leverage ratio (c)	12.64%	10.41%	8.75%	44.5%	21.4%
Tier 1 risk-based capital ratio (c)	14.59%	12.87%	10.50%	39.0%	13.4%
Total risk-based capital ratio (c)	15.51%	13.86%	11.46%	35.3%	11.9%
Common equity Tier 1 capital ratio (c)	14.59%	12.87%	10.50%	39.0%	13.4%

ASSET QUALITY:
Non-accrual loans	$5,623	$5,833	$4,650	20.9%	(3.6)%
Loans 90 days past due and still accruing	2,229	468	-	-%	376.3%
Troubled debt restructured loans (“TDRs”) (d)	943	679	1,258	(25.0)%	38.9%
Foreclosed real estate	1,846	2,367	3,002	(38.5)%	(22.0)%

Non-performing assets (“NPAs”)	$10,641	$9,347	$8,910	19.4%	13.8%

Foreclosed real estate, criticized and classified assets	$20,144	$20,450	$19,417	3.7%	(1.5)%
Loans past due 30 to 89 days	$521	$1,840	$4,968	(89.5)%	(71.7)%
Charge-offs (Recoveries) , net (quarterly)	$12	$(128)	$209	(94.3)%	(109.4)%
Charge-offs (Recoveries) , net as a % of average loans (annualized)	0.01%	(0.08)%	0.14%	(95.3)%	(108.6)%
Non-accrual loans to total loans	0.73%	0.84%	0.73%	0.2%	(13.2)%
NPAs to total assets	1.15%	1.10%	1.13%	1.6%	4.0%
NPAs excluding TDR loans (d) to total assets	1.04%	1.02%	0.97%	7.8%	2.2%
Non-accrual loans to total assets	0.61%	0.69%	0.59%	2.8%	(11.9)%
Allowance for loan losses as a % of non-accrual loans	127.42%	114.80%	128.77%	(1.0)%	11.0%
Allowance for loan losses to total loans	0.93%	0.96%	0.94%	(0.8)%	(3.7)%

(a) Full taxable equivalent basis, using a 34% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(b) Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income
(c) Sussex Bank capital ratios
(d) Troubled debt restructured loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

ASSETS	June 30, 2017	December 31, 2016

Cash and due from banks	$2,762	$2,847
Interest-bearing deposits with other banks	4,888	11,791

Cash and cash equivalents	7,650	14,638

Interest bearing time deposits with other banks	100	100
Securities available for sale, at fair value	98,067	88,611
Securities held to maturity	8,654	11,618
Federal Home Loan Bank Stock, at cost	5,386	5,106

Loans receivable, net of unearned income	772,279	695,257
Less: allowance for loan losses	7,165	6,696

Net loans receivable	765,114	688,561

Foreclosed real estate	1,846	2,367
Premises and equipment, net	8,304	8,728
Accrued interest receivable	2,270	2,058
Goodwill	2,820	2,820
Bank-owned life insurance	21,766	16,532
Other assets	6,850	7,589

Total Assets	$928,827	$848,728

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Non-interest bearing	$146,380	$132,434
Interest bearing	564,107	528,487

Total Deposits	710,487	660,921

Borrowings	94,150	95,805
Accrued interest payable and other liabilities	4,080	4,090
Subordinated debentures	27,843	27,840

Total Liabilities	836,560	788,656

Total Stockholders’ Equity	92,267	60,072

Total Liabilities and Stockholders’ Equity	$928,827	$848,728

SUSSEX BANCORP

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollars In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
INTEREST INCOME

Loans receivable, including fees	$7,876	$6,459	$15,474	$12,604
Securities:
Taxable	344	344	685	720
Tax-exempt	316	190	629	391
Interest bearing deposits	6	6	22	10

Total Interest Income	8,542	6,999	16,810	13,725

INTEREST EXPENSE
Deposits	852	636	1,569	1,211
Borrowings	479	448	960	885
Junior subordinated debentures	316	98	637	166

Total Interest Expense	1,647	1,182	3,166	2,262

Net Interest Income	6,895	5,817	13,644	11,463
PROVISION FOR LOAN LOSSES	380	385	787	596

Net Interest Income after Provision for Loan Losses	6,515	5,432	12,857	10,867

OTHER INCOME
Service fees on deposit accounts	285	256	538	481
ATM and debit card fees	200	200	380	387
Bank owned life insurance	128	75	234	151
Insurance commissions and fees	1,143	1,039	2,890	2,760
Investment brokerage fees	-	50	3	77
(Loss) gain on securities transactions	(30)	105	77	272
(Loss) on disposal of fixed assets	-	(6)	-	(19)
Other	92	107	173	241

Total Other Income	1,818	1,826	4,295	4,350

OTHER EXPENSES
Salaries and employee benefits	3,677	3,076	7,235	6,429
Occupancy, net	456	512	956	936
Data processing	521	548	1,078	1,097
Furniture and equipment	234	283	474	516
Advertising and promotion	89	86	195	191
Professional fees	198	177	475	351
Director fees	89	160	196	219
FDIC assessment	93	121	144	241
Insurance	66	73	132	146
Stationary and supplies	44	50	76	102
Merger-related expenses	481	-	481	-
Loan collection costs	28	53	52	85
Expenses and write-downs related to foreclosed real estate	32	144	77	219
Other	518	315	932	676

Total Other Expenses	6,526	5,598	12,503	11,208

Income before Income Taxes	1,807	1,660	4,649	4,009
INCOME TAX EXPENSE	603	551	1,434	1,326

Net Income	$1,204	$1,109	$3,215	$2,683

OTHER COMPREHENSIVE INCOME (LOSS):

Unrealized gains on available for sale securities arising during the period	$1,145	$1,576	$1,821	$2,561

Fair value adjustments on derivatives	(455)	(1,149)	(415)	(1,549)
Reclassification adjustment for net loss (gain) on securities transactions included in net income	30	(105)	(77)	(272)
Income tax related to items of other comprehensive income (loss)	(288)	(129)	(532)	(296)

Other comprehensive income, net of income taxes	432	193	797	444

Comprehensive income	$1,636	$1,302	$4,012	$3,127

EARNINGS PER SHARE

Basic	$0.25	$0.24	$0.68	$0.59
Diluted	$0.25	$0.24	$0.67	$0.58

SUSSEX BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended June 30,
	2017			2016
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$45,892	$477	4.17%	$29,106	$284	3.91%
Taxable	66,467	344	2.08%	69,204	344	1.99%

Total securities	112,359	821	2.93%	98,310	628	2.56%
Total loans receivable (1) (4)	739,837	7,876	4.27%	607,983	6,459	4.26%
Other interest-earning assets	7,110	6	0.34%	9,375	6	0.26%

Total earning assets	859,306	8,703	4.06%	715,668	7,093	3.98%

Non-interest earning assets	45,352			39,713
Allowance for loan losses	(6,956)			(5,881)

Total Assets	$897,702			$749,500

Sources of Funds:
Interest bearing deposits:
NOW	$182,345	$130	0.29%	$143,840	$80	0.22%
Money market	101,079	226	0.90%	36,842	38	0.41%
Savings	138,403	72	0.21%	138,546	72	0.21%
Time	157,283	424	1.08%	158,408	446	1.13%

Total interest bearing deposits	579,110	852	0.59%	477,636	636	0.53%
Borrowed funds	79,260	479	2.42%	81,712	448	2.20%
Subordinated debentures	27,842	316	4.55%	12,887	98	3.05%

Total interest bearing liabilities	686,212	1,647	0.96%	572,235	1,182	0.83%

Non-interest bearing liabilities:
Demand deposits	140,493			115,319
Other liabilities	4,364			5,448

Total non-interest bearing liabilities	144,857			120,767
Stockholders’ equity	66,633			56,498

Total Liabilities and Stockholders’ Equity	$897,702			$749,500

Net Interest Income and Margin (5)		7,056	3.29%		5,911	3.31%
Tax-equivalent basis adjustment		(161)			(94)

Net Interest Income		$6,895			$5,817

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 34% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2017			2016
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$46,663	$947	4.09%	$29,671	$584	3.96%
Taxable	64,628	685	2.14%	69,537	720	2.08%

Total securities	111,291	1,632	2.96%	99,208	1,304	2.64%
Total loans receivable (1) (4)	720,954	15,474	4.33%	583,931	12,604	4.34%
Other interest-earning assets	10,009	22	0.44%	9,006	10	0.22%

Total earning assets	842,254	17,128	4.10%	692,145	13,918	4.04%

Non-interest earning assets	43,218			39,208
Allowance for loan losses	(6,840)			(5,770)

Total Assets	$878,632			$725,583

Sources of Funds:
Interest bearing deposits:
NOW	$179,741	$249	0.28%	$141,936	$151	0.21%
Money market	87,582	350	0.81%	33,396	66	0.40%
Savings	138,074	143	0.21%	138,537	142	0.21%
Time	161,951	827	1.03%	152,376	852	1.12%

Total interest bearing deposits	567,348	1,569	0.56%	466,245	1,211	0.52%
Borrowed funds	82,571	960	2.34%	78,839	885	2.26%
Subordinated debentures	27,841	637	4.61%	12,887	166	2.59%

Total interest bearing liabilities	677,760	3,166	0.94%	557,971	2,262	0.82%

Non-interest bearing liabilities:
Demand deposits	132,785			106,792
Other liabilities	3,978			4,914

Total non-interest bearing liabilities	136,763			111,706
Stockholders’ equity	64,109			55,906

Total Liabilities and Stockholders’ Equity	$878,632			$725,583

Net Interest Income and Margin (5)		13,962	3.34%		11,656	3.39%
Tax-equivalent basis adjustment		(318)			(193)

Net Interest Income		$13,644			$11,463

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 34% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP

Segment Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$6,895	$-	$6,895	$5,817	$-	$5,817
Other income from external sources	675	1,143	1,818	781	1,045	1,826
Depreciation and amortization	260	7	267	281	7	288
Income before income taxes	1,627	180	1,807	1,556	104	1,660
Income tax expense (1)	531	72	603	509	42	551
Total assets	922,510	6,317	928,827	783,239	6,573	789,812

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$13,644	$-	$13,644	$11,463	$-	$11,463
Other income from external sources	1,405	2,890	4,295	1,567	2,783	4,350
Depreciation and amortization	527	13	540	533	13	546
Income before income taxes	3,649	1,000	4,649	3,070	939	4,009
Income tax expense (1)	1,034	400	1,434	950	376	1,326
Total assets	922,510	6,317	928,827	783,239	6,573	789,812

(1)	Calculated at statutory tax rate of 40% for the insurance services segment

SUSSEX BANCORP

Non-GAAP Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended June 30,
	2017	2016
Net income (GAAP)	$1,204	$1,109
Merger related expenses net of tax (1)	345	-
S-3 Registration filing expenses net of tax (1)	45	-
Net income, as adjusted	$1,594	$1,109

Average diluted shares outstanding (GAAP)	4,863,348	4,617,041
Average diluted shares from capital raise (2)	122,283	-
Average diluted shares outstanding, as adjusted	4,741,065	4,617,041
Diluted EPS, as adjusted	$0.34	$0.24

Return on average assets, as adjusted	0.71%	0.59%
Return on average equity, as adjusted	9.57%	7.85%

(1) Merger related expense net of tax expense of $136 thousand; S-3 Registration filing net of tax expense of $30 thousand.
(2) Calculation is based on 1,249,999 common stock shares issued and outstanding as part of the capital raise completed on June 21, 2017 divided by the number of days in the period.

	Six Months Ended June 30,
	2017	2016
Net income (GAAP)	$3,215	$2,683
Merger related expenses net of tax (1)	345	-
S-3 Registration filing expenses net of tax (1)	45	-
Net income, as adjusted	$3,605	$2,683

Average diluted shares outstanding (GAAP)	4,794,669	4,610,176
Average diluted shares from capital raise (2)	61,813	-
Average diluted shares outstanding, as adjusted	4,732,856	4,610,176
Diluted EPS, as adjusted	$0.76	$0.58

Return on average assets, as adjusted	0.82%	0.74%
Return on average equity, as adjusted	11.25%	9.60%

(1) Merger related expenses net of tax expenses of $136 thousand; S-3 Registration filing net of tax expenses of $30 thousand.
(2) Calculation is based on 1,249,999 common stock shares issued and outstanding as part of the capital raise completed on June 21, 2017 divided by the number of days in the period.